Exhibit 23(a)


CONSENT OF COUNSEL TO THE COMPANY

     We hereby consent to the incorporation by reference of the statements made as to matters of law and legal conclusions contained in this Annual Report on Form 10-K of Texas Utilities Company and Texas Utilities Electric Company for the fiscal year ended December 31, 1998, under Part I, Item 1--Business--US Electric Segment--Regulation and Rates and --US Gas Segment--Regulation and Rates and Environmental Matters--US Segments, in Texas Utilities Company's Registration Statement on Form S-3 (Nos. 333-27989 and 333-68663).



                              WORSHAM, FORSYTHE
                                   & WOOLDRIDGE, L.L.P.


                              By:       \s\ Timothy A. Mack
                                             A Partner



March 22, 1999
Dallas, Texas